UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

    [   ]       Preliminary Proxy Statement
    [   ]       Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2))
    [ X ]       Definitive Proxy Statement
    [   ]       Definitive Additional Materials
    [   ]       Soliciting Material Pursuant to ss.240.14a-12

                          NATIONAL R.V. HOLDINGS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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      Payment of Filing Fee (Check the appropriate box):

 [ X ] No fee required.
 [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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       1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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        [   ]Fee paid previously with preliminary materials.

        [   ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. Perris Boulevard
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 9, 2005


     The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2005 Annual Meeting of Stockholders of the Company will be held on Friday, December 9, 2005, at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705 for the following purposes:

1. To elect one person to serve on the Company's Board of Directors as a Class I Director until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified as provided in the Company's By-laws.

2. To ratify the selection by the Board of Directors of Swenson Advisors LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2005.

3. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on November 1, 2005 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                     By Order of The Board of Directors


                     /s/ STEPHEN M. DAVIS
                     Stephen M. Davis
                     Secretary
November 9, 2005


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               ON DECEMBER 9, 2005

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Friday, December 9, 2005, at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about November 9, 2005.

     The close of business on November 1, 2005 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 10,339,484 shares of Common Stock outstanding and approximately 62 holders of record. Holders of Common Stock are entitled to one vote per share.

     The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent registered public accountants.

     Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the person named under "Election of Directors," and FOR the ratification of the selection of Swenson Advisors, LLP, as the Company's independent registered public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect one Class I Director to serve until the Annual Meeting of Stockholders to be held in 2008 and until his successor is elected and qualified.

Nominees for Class I Director

     Mr. Albrechtsen, an incumbent Class I director, has been nominated by management for election to the Board of Directors as Class I Director at the Annual Meeting and has consented to serve as such, if elected. Certain biographical information regarding Mr. Albrechtsen is set forth below in the
section  entitled   "Management  of  the  Company  --  Executive   Officers  and
Directors."

Vote Required

     The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominee or to withhold authority to vote for such nominee. Abstentions with respect to the election of the nominee as a Class I Director will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

     It is the intention of the persons in the enclosed proxy to vote FOR the election of Mr. Albrechtsen to serve as the Class I Director of the Company. Mr. Albrechtsen has consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominee will be unable or unwilling to serve or be otherwise unavailable for election.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR the election of the nominee for Class I Director set forth above.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
              REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected the firm of Swenson Advisors, LLP ("Swenson Advisors"), as the Company's independent registered public accountants for the fiscal year ending December 31, 2005. Although the selection of auditors does not require ratification, the Audit Committee of the Board has directed that the appointment of Swenson Advisors be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of Swenson Advisors LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire.

Vote Required

     The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent registered public accountants.
Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent registered public accountants.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Swenson Advisors, LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2005.

Change in Independent Auditors

     On October 14, 2005, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm, which dismissal became effective on October 26, 2005 upon the completion by PwC of services relating to the filing by the Company of its Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005. The Company's Audit Committee approved the decision to dismiss PwC.

     The reports of PwC on the Company's financial statements for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

     During the fiscal years ended December 31, 2004 and 2003 and through October 26, 2005, there was one disagreement with PwC on matters regarding accounting principles and practices, financial statement disclosure, or auditing scope or procedure, which disagreement is a reportable event as described in
Item 304(a)(1)(iv) of Regulation S-K. The disagreement occurred during the year ended December 31, 2004 and related to the accounting for the sale of motorhomes in the third and fourth quarter of 2004 under a deferred payment arrangement in which the Company held the manufacturer's certificate of origin as security for payment. This disagreement was resolved to the satisfaction of PwC by the Company restating its results for the third quarter of 2004 as reflected in a Form 10-Q/A filed by the Company with the SEC on October 11, 2005. Pursuant to
Item 304(a)(1)(iv) of Regulation S-K, the Company's Audit Committee discussed this matter with PwC and has authorized PwC to respond fully to inquiries of Swenson Advisors, the new independent registered public accounting firm for the Company, concerning this matter. Except for the disagreement noted above, during the fiscal years ended December 31, 2004 and 2003 and through October 26, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the Company's financial statements for such years.

     The Company refers to Item 9A of its Form 10-K for the fiscal year ended December 31, 2004 which was filed with the SEC on October 11, 2005 which discloses that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the existence of certain material weaknesses described therein. Except for such material weaknesses which are disclosed in the Company's Form 10-K included as part of the 2004 Annual Report to Stockholders mailed with this Proxy Statement, there were no other reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) for the fiscal years ended December 31, 2004 and 2003 and through October 26, 2005.

     As required by federal securities laws, the Company provided PwC with a copy of the Company's Report on Form 8-K dated October 14, 2005 reporting the change in auditors and the 8-K amendment filed on October 26, 2005 and requested that PwC furnish the Company with letters addressed to the SEC stating whether or not it agreed with the statements in such Form 8-K and Form 8-K amendment. Copies of the letters from PwC dated October 20, 2005 and October 26, 2005 were filed as exhibits to the Company's Form 8-K and Form 8-K amendment.

     On October 14, 2005, the Company engaged Swenson Advisors as its new independent registered public accounting firm. During the Company's two most recent fiscal years and through October 14, 2005, except as discussed in the next sentence, the Company did not consult with Swenson Advisors with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K. In August 2005, the Company's Audit Committee retained Swenson Advisors in connection with the completion of the Company's audit for the 2004 fiscal year to assist the Audit Committee in assessing the Company's ability to continue as a going concern. Swenson Advisors has also completed the audit of the 401(k) benefit plan for the Company's National R.V., Inc. subsidiary for the years 2001 through 2004.

Principal Accountant Fees and Services

     The following table sets forth the fees incurred by the Company for the services of its former independent registered public accountants, PwC, in 2004 and 2003.

  Services Rendered                                          Fees
---------------------------------------------   ------------------------------

                                                        2004            2003
Audit Fees (1)                                     $1,880,411        $251,160
Audit Related Fees                                         $0              $0
Tax Fees (2)                                          $11,397         $19,761
Other Fees                                                 $0              $0
________________

     (1) For professional services rendered for the audit of the Company's annual financial statements, and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2004 and 2003.

     (2) For 2004 and 2003, tax services for tax compliance and planning.

The Audit Committee had concluded that the provision of non-audit services listed above was compatible with maintaining the independence of PwC. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve future audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

                            MANAGEMENT OF THE COMPANY

       The executive officers and directors of the Company are as follows:

Name                      Age   Position

Doy B. Henley             76    Chairman of the Board(1)
Bradley C. Albrechtsen    43    President, Chief Executive Officer and Director
Robert B. Lee             66    Director
Gregory McCaffery         52    Director(1)
James B. Roszak           64    Director(1)
Thomas J. Martini         57    Chief Financial Officer
Jonathan C. Corn          41    Vice President - General Counsel
_____________________

     (1)   Member   of  the  Audit   Committee,   Compensation   Committee   and
     Nominating/Corporate Governance Committee.

Executive Officers and Directors

     DOY B. HENLEY. Mr. Henley has served as Chairman of the Board since September 2001 and has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires in 2006. Mr. Henley is chief executive officer of Henley Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry. Mr. Henley also serves on the Board of Chapman University and The Salvation Army Advisory Board.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been President, Chief Executive Officer and a director since September 2001, Chief Financial Officer and Treasurer of the Company from April 1999 to September 2001 and Assistant Secretary from January 1999 to September 2001. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a Class I director whose term expires at the Annual Meeting. See "Election of Directors - Nominees For Class I Director." Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

     ROBERT B. LEE. Mr. Lee has been a director of the Company since November 1996. Mr. Lee has also been President and Chief Operating Officer of the Company from April 2001 to September 2001 and co-Chief Executive Officer from March 2001 to April 2001. Mr. Lee is a Class II director whose term expires in 2007. Mr. Lee founded the Company's Country Coach, Inc. subsidiary ("Country Coach") and served as Chairman and Chief Executive Officer of Country Coach from 1973 to July 2000, President of Country Coach from September 2002 through October 2003 and CEO of Country Coach from October 2003 through February 2004. Mr. Lee served as a consultant to the Company from February 2004 to May 2005, September 2001 to December 2001, and July 2000 to March 2001.

     GREGORY McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires in 2007. Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     JAMES B. ROSZAK. Mr. Roszak has been a director of the Company since June 2003 and is a Class III director whose term expires in 2006. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001.

     THOMAS J. MARTINI. Mr. Martini was named Chief Financial Officer in May 2005 and has served as Treasurer since joining the Company in March 2004. Prior to joining the Company, Mr. Martini was Vice President and Treasurer for Coachmen Industries, Inc., a publicly traded recreational vehicle manufacturer, from March 2001 to December 2003. From February 1991 to March 2001, Mr. Martini served as Chief Financial Officer of Miller Building Systems, Inc., a manufacturer of commercial and institutional buildings, that was publicly traded prior to its acquisition in 2000 by Coachmen Industries, Inc. From 1978 to 1991, Mr. Martini held a number of senior financial management positions for several manufacturing organizations. Mr. Martini is a certified public accountant.

     JONATHAN C. CORN. Mr. Corn has been Vice President - General Counsel since April 2002, and General Counsel since December 2001. Mr. Corn is an attorney who received his law degree from Georgetown University Law Center in 1991. Prior to joining the Company, Mr. Corn practiced law in San Diego. His firm, Corn & Associates, P.C., was a specialty firm focused on the representation of RV manufacturers and dealers.

Board of Directors and Committees

     Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. During the year ended December 31, 2004, the Board of Directors held nine meetings. All directors attended at least 75% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

     The Board has determined that the following directors are "independent" under current New York Stock Exchange ("NYSE") rules: Doy Henley, Gregory
McCaffery and James Roszak. Mr. Henley, as Chairman of the Board, is the presiding Director at meetings of the Board and at executive sessions of the non-management Directors. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

     For additional information on the Company's corporate governance, including the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit the Company's investor relations website at www.nrvh.com.

     Audit Committee. The Audit Committee currently consists of Messrs. Henley, McCaffery and Roszak (chairman). The Audit Committee met six times during 2004. The Board has determined that all members of the Audit Committee are independent directors under the rules of the NYSE and each of them meets the financial literacy and sophistication requirements under the rules of the NYSE. The Board has determined that Mr. Roszak qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants.

     Compensation Committee. The Compensation Committee currently consists of Messrs. Henley, McCaffery and Roszak. The Compensation Committee held two meetings during 2004. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the NYSE. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee currently consists of Messrs. Henley, McCaffery and Roszak, each of whom the Board has determined is an independent director under the rules of the NYSE. The Nominating/Corporate Governance Committee did not meet in 2004. The Nominating/Corporate Governance Committee's responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance.

Communication with Directors

     Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling 800-864-5307 or by mail c/o Corporate Secretary, National R.V. Holdings, Inc., 3411 N. Perris Blvd, Perris, CA 92571. Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

Director Compensation

     Effective January 1, 2003, non-employee Directors receive an annual Director retainer of $30,000, an in-person per meeting fee of $1,000 and a telephone meeting fee of $500. In addition, the Chairman of the Board of Directors is entitled to an additional annual fee of $30,000, members of a Board committee are entitled to an annual fee of $3,000 and the Audit Committee Chairman is entitled to an additional annual fee of $10,000. Mr. Albrechtsen does not receive any additional compensation for acting as a Director. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board and committee meetings.

Director Nomination

     Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NYSE, that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the rules of the NYSE and at least one of them qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

     Stockholder Nominees. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o the Secretary of the Company and should include the following information:
(a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2006 Annual Meeting" below.

     Process for Identifying and Evaluating Nominees. The Nominating/Corporate Governance Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

     The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

     Board Nominees for the 2005 Annual Meeting. Mr. Albrechtsen, the sole nominee listed in this Proxy Statement, is a current Director standing for re-election.

Code of Business Conduct and Ethics

     The Company has adopted a written code of conduct and ethics (the "Code") which is applicable to all of the Company's officers, directors and employees, including the Company's Chief Executive Officer and Chief Financial Officer (collectively, the "Senior Officers"). In accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the New York Stock Exchange, a copy of the Code has been posted on the Company's website at www.nrvh.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2004, all filing requirements applicable to its officers and directors were complied with by such individuals except for the following: (1) Mr. Bradley Albrechtsen did not timely file a Form 4 in connection with a stock option grant; (2) Mr. Jonathan C. Corn did not timely file a Form 4 in connection with a stock option grant; and (3) Mr. Joseph
W. Hansen, the Company's former Chief Financial Officer, did not timely file a Form 3 upon becoming Chief Financial Officer and a Form 4 in connection with a stock option grant.

Compensation of Executive Officers

     The following table sets forth all compensation awarded to, earned by or paid to each of the Company's current or former executive officers named below (the "Named Individuals") for the Company's fiscal periods as specified below:


                                                                                        Long Term        All Other
                                                       Annual Compensation             Compensation     Compensation
         Name and           Year Ended                               Other Annual
        Principal          December 31,                  Bonus     Compensation (1)    Options/SARs
        Position                            Salary
Bradley C. Albrechtsen         2004        $265,000       ---            ---              50,000            ---
President and Chief            2003        $220,000       ---            ---               ---              ---
Executive Officer              2002        $220,000       ---            ---               ---           $3,600 (2)

Joseph W. Hansen               2004        $135,944       ---         $3,683 (4)          10,000            ---
Former Chief Financial
Officer (3)

Mark D. Andersen               2004        $182,043      $11,250         ---              10,000         $3,593 (6)
Former Chief Financial         2003        $159,998       $1,000         ---               ---           $3,254 (6)
Officer (5)                    2002        $143,228       ---            ---               ---           $5,422 (6)

Jonathan C. Corn               2004        $212,000       ---            ---              10,000            ---
Vice President/General         2003        $212,000       ---            ---               ---              ---
Counsel                        2002        $200,000       ---            ---               ---              ---

Robert B. Lee (7)              2004         $79,345     $224,090         ---               ---              ---
                               2003        $200,000       ---            ---               ---              ---
                               2002        $210,000       ---            ---               ---              ---

     (1) Except as may be indicated below, the aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for either such executive.

     (2) Represents the annual premium paid pursuant to the Company's SERP Deferred Compensation Plan.

     (3) Mr. Hansen joined the Company as Chief Financial Officer in April 2004 and resigned in May 2005.

     (4)  Represents reimbursement for relocation expenses.

     (5) Mr. Andersen served as the Company's Chief Financial Officer from October 2001 through April 2004, after which time Mr. Andersen became Executive Vice President of the Company's Country Coach, Inc. subsidiary.

     (6) Represents the amounts of the Company's matching contribution under the Country Coach 401(k) plan.

     (7) Mr. Lee, a director of the Company, retired as an executive officer of the Company in February 2004, after which he became a consultant to the Company pursuant to the consulting arrangement described below under "Employment and Consulting Agreements".



Compensation Committee Interlock and Insider Participation

     Compensation decisions during the fiscal year ended December 31, 2004 were made by the Company's Compensation Committee and by the Board of Directors, which included Bradley C. Albrechtsen, President and Chief Executive Officer of the Company. Mr. Albrechtsen did not participate in Board deliberations or voting concerning his compensation. No executive officer of the Company serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors. No member of the Compensation Committee is, or ever has been, an employee or officer of the Company.

Employment Agreements

     Thomas J. Martini, the Company's Chief Financial Officer, is a party to an employment agreement with the Company dated March 16, 2004 entered into at the time Mr. Martini was hired as the Company's Treasurer. Mr. Martini was appointed Chief Financial Officer in May 2005 following the resignation of the Company's then Chief Financial Officer. This agreement provides for an employment at-will arrangement and can be terminated by the Company or Mr. Martini at any time. Effective with his appointment as Chief Financial Officer, Mr. Martini's salary was adjusted to $200,000 per year. Under the agreement, Mr. Martini is entitled to certain standard employee benefits pursuant to such agreement.

     Joseph W. Hansen, the Company's former Chief Financial Officer, was a party to an employment agreement with the Company dated April 30, 2004. This agreement provided for an employment at-will arrangement and could be terminated by the Company or Mr. Hansen at any time. Under Mr. Hansen's agreement, he served as the Company's Chief Financial Officer with a base salary of $200,000 per year. Under the agreement, the Company granted Mr. Hansen an option to purchase 10,000 shares of the Company's common stock. Mr. Hansen was also entitled to certain employee benefits pursuant to such agreement.

     Jonathan C. Corn, the Company's Vice President - General Counsel, is a party to an employment agreement with the Company dated November 5, 2001. This agreement provides for an employment at-will arrangement and can be terminated by the Company or Mr. Corn at any time. Under Mr. Corn's agreement, he serves as the Company's General Counsel.

     In February 2004, Robert B. Lee retired as chief executive officer of the Company's Country Coach subsidiary. In connection with Mr. Lee's retirement from such executive position, Mr. Lee entered into a consulting agreement with Country Coach, pursuant to which Mr. Lee agreed to assist Country Coach as a consultant. Mr. Lee's responsibilities included assisting Country Coach in the evaluation and testing of Country Coach's products. In 2004, Mr. Lee was paid a fee of $5,000 per month and also received a bonus of $224,090 pursuant to a provision entitling Mr. Lee to a bonus based on the operating profits of Country Coach in 2004. Mr. Lee's consulting agreement was also in effect from January 2005 through the date of the agreement's termination in May 2005, during which time Mr. Lee received a consulting fee of $5,000 per month. Effective with the termination of Mr. Lee's consulting agreement in May 2005, Mr. Lee ceased being a consultant to the Company, but he remains a member of the Company's Board of Directors.

     Other than the agreements described above, the Company is not presently a party to an employment or consulting agreement with any of its executive officers nor were any such agreements in effect during the fiscal year ended December 31, 2004.

Stock Option Plans

                  1995 Stock Option Plan

     In September 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Option Plan provides for the award of options to purchase up to 225,000 shares of Common Stock, of which 40,833 shares were subject to outstanding options as of December 31, 2004. The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1995 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1995 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1995 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1995 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2004, no options were granted under the 1995 Option Plan.

                  1996 Stock Option Plan

     In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 172,500 shares were subject to outstanding options as of December 31, 2004. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2004, no options were granted under the 1996 Option Plan.

                  1997 Stock Option Plan

     In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 318,750 shares were subject to outstanding options as of December 31, 2004. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2004, no options were granted under the 1997 Option Plan.

                  1999 Stock Option Plan

     The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in April 2000 and again in April 2001 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 1,150,000 shares of Common Stock, of which 585,796 shares were subject to outstanding options as of December 31, 2004. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2004, 260,500 options were granted under the 1999 Option Plan.

Options Granted During Fiscal Year Ended December 31, 2004

     The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2004 to the Named Individuals.

                                                                                            Potential realizable
                                                                                          value at assumed annual
                                                                                            rates of stock price
                                                Individual Grants                             appreciation for
                                                                                              option term (1)
                                         Percent of total    Exercise
                                           options/SARs      or base
          Name             Options          granted to         price
                            Granted        employees in       ($/Sh)    Expiration date      5% ($)       10% ($)
                                         fiscal year (2)
Bradley C. Albrechtsen       50,000           19.2%            9.50         2/14/14         298,725       757,028
Joseph W. Hansen             10,000            3.8%           12.495        5/17/14          78,580       199,138
Mark D. Andersen             10,000            3.8%            9.50         2/14/14          59,745       151,406
Jonathan C. Corn             10,000            3.8%            9.50         2/14/14          59,745       151,406
Robert B. Lee                     0            ---              ---           ---             ---           ---


     (1) The 5% and 10% assumed annual rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not reflect estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved.

     (2) This percentage is based on the total number of options granted to the Company's employees during the year ended December 31, 2004. All options granted to the Named Individuals vest in three equal annual installments on the first, second and third anniversaries of the date of grant.


Option Values

     The following table sets forth, as of December 31, 2004, the number of options and the value of exercised and unexercised options held by the Named Individuals.

                                                                                                Value of Unexercised
                                                           Number of Unexercised Options       in-the-money Options at
                                                                   at December 31,                December 31, 2004 ($)
                                                                        2004                             (1)
                                                           ------------------------------- --------------------------------

                               Shares          Value
          Name              Acquired in     Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
                            Exercise (#)
-------------------------- --------------- --------------- -------------- ---------------- -------------- -----------------
Bradley C. Albrechtsen           0               0                45,667           33,333         17,987             4,333
Joseph W. Hansen                 0               0                     0           10,000              0                 0
Mark D. Andersen                 0               0                23,084            6,666          8,908               867
Jonathan C. Corn                 0               0                 3,334            6,666            433               867
Robert B. Lee                    0               0                35,000                0         22,600                 0

(1)      On December 31, 2004,  the last trading day of the year 2004,  the last reported sales price for the Common Stock on the New York Stock Exchange was $9.63.


Equity Compensation Plan Information

     The following table summarizes the Company's equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by the Company's stockholders and equity compensation plans not approved by the Company's Stockholders.

                                                 (a) Common shares to           (b)               (c) Common shares
                                                    be issued upon       Weighted-average       available for future
                                                     exercise of         exercise price of      issuance under equity
                                                 outstanding options,       outstanding          compensation plans
                                                      warrants,         options, warrants,      (excluding securities
                Plan Category                         and rights            and rights         reflected in column (a))
Equity compensation plans approved by Company          1,117,879             $   6.29                  858,226
stockholders (1)

Equity compensation plans not approved by                 16,500                10.14
Company stockholders (2)                                                                     -



Totals:                                                1,134,379              $ 10.08                   858,226

     (1) Please see "Management of the Company - Stock Option Plans" for a description of these plans.

     (2) The only outstanding options not previously approved by the Company's stockholders were granted in September 1995 and October 1996 pursuant to separate stock option agreements with several directors and employees of the Company at exercise prices of $3.75 and $9.33, respectively. Such options had terms of 5 or 10 years.

Compensation Committee Report on Executive Compensation

     The Compensation Committee continued in 2004 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company and are independent directors under the rules of the NYSE.

     Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. For each of the three years ended 2001, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for those years. As part of its annual engagement, Mercer presented a report to the Compensation Committee in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof. The Compensation Committee relied on, among other factors, Mercer's prior reports in setting compensation levels in 2004 as well as the compensation philosophy contained therein.

     Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on those factors. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. In the past, the Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

     Historically, during periods of strong operating performance by the Company compared to its peer group, based upon the recommendation of the Compensation Committee, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the peer group. During the past three fiscal years, periods of weak relative operating performance, as a result of the Compensation Committee's compensation philosophy, the Company positioned total compensation at or near the bottom of its peer group.

     The Compensation Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer, Bradley
C. Albrechtsen. During 2004, Mr. Albrechtsen received a base salary of $265,000. In light of the Company's negative operating performance during 2004, no bonus was awarded to Mr. Albrechtsen. In 2004, Mr. Albrechtsen was awarded options to purchase 50,000 shares of the Company's Common Stock.

     The Company established the 1995 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1997 Stock Option Plan, which is administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values.

     The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.


                                COMPENSATION COMMITTEE

                                Doy B. Henley
                                Gregory McCaffery
                                James B. Roszak

Report of the Audit Committee

     The Audit Committee members are Doy B. Henley,  Gregory McCaffery and James
B. Roszak. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

     The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2004 and 2003 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2004 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors for the year ended December 31, 2004, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                       AUDIT COMMITTEE

                                       Doy B. Henley
                                       Gregory McCaffery
                                       James B. Roszak


Certain Relationships and Related Party Transactions

     Mr. Robert B. Lee, currently a director of the Company and formerly also an executive officer of the Company, is a partner in a joint venture which is a party to a lease agreement with Country Coach. Pursuant to the agreement, Country Coach leases from the joint venture a parcel of property constituting a majority of Country Coach's manufacturing facilities. During the year ended December 31, 2004, the Company paid $1.35 million under the lease agreement. The lease agreement calls for future payments totaling approximately $1.1 million through October 31, 2005. In addition, the Company has a five-year renewal option on this lease agreement.

     Heller Ehrman LLP, a law firm in which Mr. Stephen M. Davis, the Secretary of the Company and a director through June 2004, is a shareholder, performed legal services for the Company for which it collected fees of approximately $200,000 in the year ended December 31, 2004.

Performance Graph

     Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of six companies. The graph assumes $100 invested on December 31, 1999 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.

Graph Omitted

                                     LEGEND

Symbol     CRSP Total Returns Index for:            12/1999 12/2000 12/2001 12/2002 12/2003   12/2004
           National R.V. Holdings, Inc.              100.00   60.1    50.9   31.1    51.7      50.0
           NYSE/AMEX/Nasdaq Stock Market
             (US Companies)                          100.00   88.7    79.2   62.9     82.9      93.1
           Self-Determined Peer Group                100.00   69.2   115.8   126.8   193.3     225.7

Companies in the Self-Determined Peer Group
        COACHMEN INDUSTRIES INC.                     FLEETWOOD ENTERPRISES INC.
        MONACO COACH CORP.                           SKYLINE CORP.
        THOR INDUSTRIES INC.                         WINNEBAGO INDUSTRIES INC.

     Notes:

A. The lines represent monthly index levels dervied from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/31/1999.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The following table set forth as of October 15, 2005 the number and percentage of shares of Common Stock held by (i) each of the executive officers, directors and nominees of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:

                                                                Common Stock                 Percentage of
Beneficial                                                        Owned(1)                    Outstanding
Owner
Bradley C. Albrechtsen (2)                                         36,579                          *

Joseph W. Hansen (3)                                                  0                            *

Jonathan C. Corn (4)                                                3,333                          *

Mark D. Andersen (5)                                               17,437                          *

Doy B. Henley (6)                                                   9,000                          *

Robert B. Lee (7)                                                  562,906                        5.4%

Gregory McCaffery (8)                                               9,162                          *

James B. Roszak                                                     5,000                          *

FMR Group (9)                                                     1,035,000                      10.0%

Bryant R. Riley (10)                                               838,100                        8.1%

Dimensional Fund Advisors Inc. (11)                                735,600                        7.1%

Brandes Investment Partners, LP (12)                               696,850                        6.7%

Gary N. Siegler (13)                                               690,470                        6.4%

Muhlenkamp & Company, Inc. (14)                                    519,000                        5.0%

All executive officers and directors as a group                    627,647                        6.0%
(7 in number) (15)
__________________

     *    Less than one percent.

     (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

     (2) Includes 31,667 shares underlying outstanding options exercisable immediately or within 60 days.

     (3) In May 2005, Mr. Hansen resigned as the Company's Chief Financial Officer.

     (4)  Includes  3,333  shares  underlying   outstanding  option  exercisable
          immediately or within 60 days.

     (5) Includes 15,583 shares underlying outstanding option exercisable immediately or within 60 days and 150 shares owned by Mr. Andersen's wife.

     (6) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (7) Includes 15,000 shares underlying options exercisable immediately or within 60 days. Also, includes 136,870 shares of Common Stock owned by Mr. Lee's wife, Mrs. Terry N. Lee, for which Mr. Lee disclaims beneficial ownership.

     (8) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (9) As reported in an Amendment No. 4 to Schedule 13G filed with the SEC on behalf of FMR Group and certain affiliated parties on February 14, 2005.

     (10) As reported in a Schedule 13G filed with the SEC by Bryant R. Riley and certain affiliated parties on August 23, 2005.

     (11) As reported in an Amendment No. 4 to Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. on February 9, 2005.

     (12) As reported in Amendment No. 2 to Schedule 13G filed with the SEC by Brandes Investment Partners, LP and certain affiliated parties on February 14, 2005.

     (13) As reported in an Amendment No. 18 to Schedule 13D filed with the SEC on January 4, 2002. Includes (i) 514,044 shares underlying outstanding options held by Mr. Siegler exercisable immediately or within 60 days,
          (ii) 42,057 shares of Common Stock owned by The Gary N. Siegler Foundation, which shares Mr. Siegler is deemed to beneficially own, and (iii) 143,274 shares of Common Stock owned by certain other entities, which shares Mr. Siegler is deemed to beneficially own because Mr. Siegler controls dispositive and voting power for the shares owned by such entities. Also, reflects the exercise by Mr. Siegler in 2004 of options to acquire 56,669 shares of Common Stock and the expiration in 2004 of certain options held by Mr. Siegler.

     (14) As reported in a Schedule 13G filed with the SEC on behalf of Muhlenkamp & Company, Inc. on June 6, 2005.

     (15) Includes the shares underlying stock options reported in notes 2, 4, 6, 7 and 8 above, as well as 1,667 shares underlying outstanding options held by Thomas J. Martini who was appointed Chief Financial Officer in May 2005.

                                  OTHER MATTERS

     The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

     The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the year ended December 31, 2004 and certain other related financial and business information of the Company are contained in the Company's 2004 Annual Report to Stockholders being mailed by the Company to its stockholders with this Proxy Statement.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Any proposal which an eligible stockholder wishes to include in the proxy or information statement for the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 3411 N. Perris Boulevard, Perris, California 92571, not later than December 31, 2005.

                                     By Order of the Board of Directors



                                     /s/ STEPHEN M. DAVIS
                                     Stephen M. Davis
                                     Secretary

Dated: November 9, 2005

                          NATIONAL R.V. HOLDINGS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 2005

     The undersigned hereby appoints Bradley C. Albrechtsen and Thomas J. Martini proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, December 9, 2005 at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:

1.       Election of the following                                                               WITHHOLD
         nominee to serve as                                                                     AUTHORITY
         Class I Director until                                        FOR                       to vote
         the 2008 Annual Meeting of                                    the                       for the
         Stockholders.                                                 nominee                   nominee

                                                                       [   ]                     [   ]
                  NOMINEE: Bradley C. Albrechtsen


2.       Proposal to ratify and
         approve the selection by the
         Board of Directors of
         Swenson Advisors, LLP                                FOR               AGAINST     ABSTAIN
         as the Company's independent                         [  ]              [   ]         [  ]
         public accountants for the fiscal
         year to end December 31, 2005.



3.       In their discretion, the above-named
         proxies are authorized to vote in
         accordance with their own judgment
         upon such other matters as may properly
         come before the Annual Meeting or any
         adjournments or postponements thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of the nominee for Director in Item 1 and "FOR" Item 2 and the proxies will use their discretion with respect to any matters referred to in Item 3.

     The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated December 9, 2005.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:            , 2005

Signature(s):
                  ------------------------------------------------

     (Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


         RETURN THIS PROXY IN THE ENCLOSED ENVELOPE